Fifth Third Bancorp Reports Second Quarter 2024 Diluted Earnings Per Share of $0.81
Resilient balance sheet and disciplined expense management leads to strong and stable returns
Reported results included a negative $0.05 impact from certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	2Q24	1Q24	2Q23
         Stability:
•Continued repricing benefit on fixed rate loan portfolio and moderating deposit costs drove increased net interest income and net interest margin compared to prior quarter
•Strong profitability resulted in CET1 increasing to 10.60% while also executing $125 million share repurchase
•Fifth consecutive quarter of CRE NCO ratio below 1 bp
    Profitability:
•Strong fee performance in wealth and asset management revenue (up 11%) and commercial payments revenue (up 12%) compared to 2Q23
•Interest-bearing core deposit costs up only 4 bps compared to 1Q24
•Disciplined expense management; expenses decreased 1% compared to 2Q23
    Growth:
•Generated consumer household growth of 3% compared to 2Q23, including 6% in the Southeast
•Fifth Third Wealth Advisors grew assets under management over 50% to $1.7 billion

Income Statement Data
Net income available to common shareholders	$561	$480	$562
Net interest income (U.S. GAAP)	1,387	1,384	1,457
Net interest income (FTE)(a)	1,393	1,390	1,463
Noninterest income	695	710	726
Noninterest expense	1,221	1,342	1,231

Per Share Data
Earnings per share, basic	$0.82	$0.70	$0.82
Earnings per share, diluted	0.81	0.70	0.82
Book value per share	25.13	24.72	23.05
Tangible book value per share(a)	17.75	17.35	15.61

Balance Sheet & Credit Quality
Average portfolio loans and leases	$116,891	$117,334	$123,327
Average deposits	167,194	168,122	160,857
Accumulated other comprehensive loss	(4,901)	(4,888)	(5,166)
Net charge-off ratio(b)	0.49%	0.38%	0.29%
Nonperforming asset ratio(c)	0.55	0.64	0.54

Financial Ratios
Return on average assets	1.14%	0.98%	1.17%
Return on average common equity	13.6	11.6	13.9
Return on average tangible common equity(a)	19.8	17.0	20.5
CET1 capital(d)(e)	10.60	10.47	9.49
Net interest margin(a)	2.88	2.86	3.10
Efficiency(a)	58.5	63.9	56.2

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
Fifth Third’s financial results once again demonstrated our resilient profitability, well-managed liquidity, and diversified revenue streams.

Our core deposit funded balance sheet generated improved net interest income and margin. Our strong liquidity position continues to provide flexibility to navigate through uncertain economic and regulatory environments. Our net charge-offs were as expected for the quarter and our nonperforming assets decreased.

We continue to invest in our Southeast expansion, Commercial Payments, and Wealth and Asset Management businesses, leading to continued strong acquisition of new quality relationships in commercial and consumer households. We remain disciplined in managing expenses, which were well managed from the prior year.

Our strong and stable returns resulted in achieving our capital targets during the second quarter, which enabled us to execute a $125 million share repurchase in June while continuing to grow our capital.

We remain well-positioned to respond to a range of economic outcomes and will continue to adhere to our guiding principles of stability, profitability, and growth - in that order.

Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 July 19, 2024

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	June	March	June
	2024	2024	2023	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,393	$1,390	$1,463	—	(5)%
Provision for credit losses	97	94	177	3%	(45)%
Noninterest income	695	710	726	(2)%	(4)%
Noninterest expense	1,221	1,342	1,231	(9)%	(1)%
Income before income taxes(a)	$770	$664	$781	16%	(1)%

Taxable equivalent adjustment	$6	$6	$6	—	—
Applicable income tax expense	163	138	174	18%	(6)%
Net income	$601	$520	$601	16%	—
Dividends on preferred stock	40	40	39	—	3%
Net income available to common shareholders	$561	$480	$562	17%	—
Earnings per share, diluted	$0.81	$0.70	$0.82	16%	(1)%

Fifth Third Bancorp (NASDAQ®: FITB) today reported second quarter 2024 net income of $601 million compared to net income of $520 million in the prior quarter and $601 million in the year-ago quarter. Net income available to common shareholders in the current quarter was $561 million, or $0.81 per diluted share, compared to $480 million, or $0.70 per diluted share, in the prior quarter and $562 million, or $0.82 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 2Q24

(after-tax impact(f); $ in millions, except per share data)

Valuation of Visa total return swap	$(18)
Legal settlements and remediations	(14)
Update to the FDIC special assessment	(5)

After-tax impact(f) of certain items	$(37)

Diluted earnings per share impact of certain item(s)[1]	$(0.05)

Totals may not foot due to rounding; [1]Diluted earnings per share impact reflects 691.083 million average diluted shares outstanding
Items above decreased net interest income by $5 million and noninterest income by $25 million and increased noninterest expense by $17 million

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	June	March	June
	2024	2024	2023	Seq	Yr/Yr
Interest Income
Interest income	$2,626	$2,614	$2,376	—	11%
Interest expense	1,233	1,224	913	1%	35%
Net interest income (NII)	$1,393	$1,390	$1,463	—	(5)%
NII excluding certain items(a)	$1,398	$1,390	$1,463	1%	(4)%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.43%	5.38%	5.04%	5	39
Rate paid on interest-bearing liabilities	3.39%	3.36%	2.72%	3	67

Ratios
Net interest rate spread	2.04%	2.02%	2.32%	2	(28)
Net interest margin (NIM)	2.88%	2.86%	3.10%	2	(22)
NIM excluding certain items(a)	2.89%	2.86%	3.10%	3	(21)

Compared to the prior quarter, NII increased $3 million. Excluding the $5 million reduction related to the customer remediations, NII was up $8 million, or 1%, primarily reflecting the increased yields on new production of fixed-rate consumer loans and higher C&I loan yields, partially offset by lower average commercial loan balances and continued, but slowing, mix shift from demand deposits to interest-bearing accounts. Compared to the prior quarter, NIM increased 2 bps. Excluding the aforementioned customer remediations, NIM increased 3 bps, primarily reflecting the net benefit of higher market rates and higher loan yields, partially offset by commercial demand deposit runoff. NIM results continue to be impacted by the decision to carry elevated liquidity given the environment, with the combination of cash and other short-term investments of approximately $24 billion at quarter-end.
Compared to the year-ago quarter, NII decreased $70 million, or 5%. Excluding the aforementioned customer remediations, NII decreased $65 million, or 4%, reflecting the impact of higher funding costs and deposit mix shift from demand to interest-bearing accounts, partially offset by higher loan yields. Compared to the year-ago quarter, NIM decreased 22 bps. Excluding the aforementioned customer remediations, NIM decreased 21 bps, reflecting the impact of higher market rates and their effects on deposit pricing and the decision to carry additional cash, partially offset by higher loan yields.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2024	2024	2023	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$156	$151	$144	3%	8%
Commercial banking revenue	144	143	146	1%	(1)%
Mortgage banking net revenue	50	54	59	(7)%	(15)%
Wealth and asset management revenue	159	161	143	(1)%	11%
Card and processing revenue	108	102	106	6%	2%
Leasing business revenue	38	39	47	(3)%	(19)%
Other noninterest income	37	50	74	(26)%	(50)%
Securities gains, net	3	10	7	(70)%	(57)%
Total noninterest income	$695	$710	$726	(2)%	(4)%

Reported noninterest income decreased $15 million, or 2%, from the prior quarter, and decreased $31 million, or 4%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	June	March	June	% Change
	2024	2024	2023	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$695	$710	$726
Valuation of Visa total return swap	23	17	30
Legal settlements and remediations	2	—	—
Securities (gains) losses, net	(3)	(10)	(7)
Noninterest income excluding certain items(a)	$717	$717	$749	—	(4)%

Noninterest income excluding certain items was stable compared to the prior quarter, and decreased $32 million, or 4%, from the year-ago quarter.
Compared to the prior quarter, service charges on deposits increased $5 million, or 3%, primarily reflecting an increase in commercial payments revenue. Commercial banking revenue increased $1 million, or 1%, primarily reflecting increases in client financial risk management revenue and M&A advisory revenue, partially offset by a decrease in loan syndication revenue. Mortgage banking net revenue decreased $4 million, or 7%, primarily reflecting an increase in MSR asset decay, partially offset by an increase in origination fees and gains on loan sales. Wealth and asset management revenue decreased $2 million, or 1%, primarily driven by strong tax season-related revenue in the prior quarter, partially offset by an increase in personal asset management revenue. Card and processing revenue increased $6 million, or 6%, driven by an increase in interchange revenue.
Compared to the year-ago quarter, service charges on deposits increased $12 million, or 8%, primarily reflecting an increase in commercial payments revenue. Commercial banking revenue decreased $2 million, or 1%, primarily reflecting decreases in client financial risk management revenue and loan syndication revenue, partially offset by an increase in corporate bond fees. Mortgage banking net revenue decreased $9 million, or 15%, primarily reflecting decreases in origination fees and gains on loan sales and MSR net valuation adjustments. Wealth and asset management revenue increased $16 million, or 11%, primarily reflecting increases in personal asset management revenue and brokerage fees. Leasing business revenue decreased $9 million, or 19%, reflecting a decrease in operating lease revenue. Other noninterest income decreased $37 million, or 50%, due to equity fund and direct investment gains in 2023.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2024	2024	2023	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$656	$753	$650	(13)%	1%
Net occupancy expense	83	87	83	(5)%	—
Technology and communications	114	117	114	(3)%	—
Equipment expense	38	37	36	3%	6%
Card and processing expense	21	20	20	5%	5%
Leasing business expense	22	25	31	(12)%	(29)%
Marketing expense	34	32	31	6%	10%
Other noninterest expense	253	271	266	(7)%	(5)%
Total noninterest expense	$1,221	$1,342	$1,231	(9)%	(1)%

Reported noninterest expense decreased $121 million, or 9%, from the prior quarter, and decreased $10 million, or 1%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2024	2024	2023	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,221	$1,342	$1,231
Legal settlements and remediations	(11)	(19)	(12)
FDIC special assessment	(6)	(33)	—
Restructuring severance expense	—	—	(12)
Noninterest expense excluding certain item(s)(a)	$1,204	$1,290	$1,207	(7)%	—

Compared to the prior quarter, noninterest expense excluding certain items decreased $86 million, or 7%, primarily reflecting a seasonal decrease in compensation and benefits expense. Noninterest expense in the current quarter included a $4 million expense related to the impact of non-qualified deferred compensation mark-to-market compared to a $15 million expense in the prior quarter, both of which were largely offset in net securities gains through noninterest income.
Compared to the year-ago quarter, noninterest expense excluding certain items was flat, primarily reflecting decreases in leasing business expense and other noninterest expense (excluding the aforementioned certain items), offset by increases in compensation and benefits expense and marketing expense. The year-ago quarter included a $10 million expense related to the impact of non-qualified deferred compensation mark-to-market, which was largely offset in net securities gains through noninterest income.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2024	2024	2023	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$52,357	$53,183	$58,137	(2)%	(10)%
Commercial mortgage loans	11,352	11,339	11,373	—	—
Commercial construction loans	5,917	5,732	5,535	3%	7%
Commercial leases	2,575	2,542	2,700	1%	(5)%
Total commercial loans and leases	$72,201	$72,796	$77,745	(1)%	(7)%
Consumer loans:
Residential mortgage loans	$17,004	$16,977	$17,517	—	(3)%
Home equity	3,929	3,933	3,937	—	—
Indirect secured consumer loans	15,373	15,172	16,281	1%	(6)%
Credit card	1,728	1,773	1,783	(3)%	(3)%
Solar energy installation loans	3,916	3,794	2,787	3%	41%
Other consumer loans	2,740	2,889	3,277	(5)%	(16)%
Total consumer loans	$44,690	$44,538	$45,582	—	(2)%
Total average portfolio loans and leases	$116,891	$117,334	$123,327	—	(5)%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$33	$74	$19	(55)%	74%
Consumer loans held for sale	359	291	641	23%	(44)%
Total average loans and leases held for sale	$392	$365	$660	7%	(41)%

Total average loans and leases	$117,283	$117,699	$123,987	—	(5)%

Securities (taxable and tax-exempt)	$56,607	$56,456	$57,267	—	(1)%
Other short-term investments	20,609	21,194	7,806	(3)%	164%
Total average interest-earning assets	$194,499	$195,349	$189,060	—	3%

Compared to the prior quarter, total average portfolio loans and leases were stable. Average commercial portfolio loans and leases decreased 1%, primarily reflecting a decrease in C&I loan balances due to lower demand from corporate borrowers. Average consumer portfolio loans were stable, primarily reflecting an increase in indirect consumer loan balances, offset by a decrease in other consumer loan balances.
Compared to the year-ago quarter, total average portfolio loans and leases decreased 5%, reflecting decreases in both the commercial and consumer portfolios. Average commercial portfolio loans and leases decreased 7%, primarily reflecting a decrease in C&I loan balances. Average consumer portfolio loans decreased 2%, primarily reflecting decreases in indirect secured consumer loan balances, residential mortgage loan balances, and other consumer loan balances, partially offset by an increase in solar energy installation loan balances.
Average securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter were stable compared to the prior quarter and decreased 1% compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $21 billion in the current quarter decreased 3% compared to the prior quarter and increased 164% compared to the year-ago quarter.

Period-end commercial portfolio loans and leases of $72 billion were stable compared to the prior quarter, primarily reflecting increases in commercial lease balances and commercial mortgage loan balances, offset by a decrease in C&I loan balances. Compared to the year-ago quarter, period-end commercial portfolio loans and leases decreased 6%, primarily reflecting a decrease in C&I loan balances. Period-end commercial revolving line utilization was 36%, compared to 36% in the prior quarter and 35% in the year-ago quarter.
Period-end consumer portfolio loans of $45 billion increased 1% compared to the prior quarter, reflecting increases in indirect secured consumer loan balances and home equity loan balances, partially offset by a decrease in other consumer loan balances. Compared to the year-ago quarter, period-end consumer portfolio loans decreased 2%, reflecting decreases in indirect secured consumer loan balances and other consumer loan balances, partially offset by an increase in solar energy installation loan balances.
Total period-end securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter were stable compared to the prior quarter and the year-ago quarter. Period-end other short-term investments of approximately $21 billion decreased 8% compared to the prior quarter, and increased 93% compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2024	2024	2023	Seq	Yr/Yr
Average Deposits
Demand	$40,266	$40,839	$46,520	(1)%	(13)%
Interest checking	57,999	58,677	50,472	(1)%	15%
Savings	17,747	18,107	21,675	(2)%	(18)%
Money market	35,511	34,589	28,913	3%	23%
Foreign office(g)	157	145	143	8%	10%
Total transaction deposits	$151,680	$152,357	$147,723	—	3%
CDs $250,000 or less	10,767	10,244	7,759	5%	39%
Total core deposits	$162,447	$162,601	$155,482	—	4%
CDs over $250,000	4,747	5,521	5,375	(14)%	(12)%
Total average deposits	$167,194	$168,122	$160,857	(1)%	4%

CDs over $250,000 includes $3.8BN, $4.7BN, and $4.9BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 6/30/24, 3/31/24, and 6/30/23, respectively.

Compared to the prior quarter, total average deposits decreased 1%, primarily reflecting the seasonal impact of tax payments, partially offset by an increase in money market balances. Average demand deposits represented 25% of total core deposits in the current quarter, consistent with the prior quarter. Compared to the prior quarter, average consumer segment deposits increased 2%, average commercial segment deposits decreased 2%, and average wealth & asset management segment deposits decreased 2%. Period-end total deposits decreased 2% compared to the prior quarter.
Compared to the year-ago quarter, total average deposits increased 4%, primarily reflecting increases in interest checking and money market balances, partially offset by decreases in demand account balances and savings balances. Period-end total deposits increased 2% compared to the year-ago quarter.
The period-end portfolio loan-to-core deposit ratio was 72% in the current quarter, compared to 71% in the prior quarter and 77% in the year-ago quarter. Estimated uninsured deposits were approximately $72 billion, or 43% of total deposits, as of quarter end.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2024	2024	2023	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000	$4,747	$5,521	$5,375	(14)%	(12)%
Federal funds purchased	230	201	376	14%	(39)%
Securities sold under repurchase agreements	373	366	361	2%	3%
FHLB advances	3,165	3,111	6,589	2%	(52)%
Derivative collateral and other secured borrowings	54	57	79	(5)%	(32)%
Long-term debt	15,611	15,515	12,848	1%	22%
Total average wholesale funding	$24,180	$24,771	$25,628	(2)%	(6)%

CDs over $250,000 includes $3.8BN, $4.7BN, and $4.9BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 6/30/24, 3/31/24, and 6/30/23, respectively.

Compared to the prior quarter, average wholesale funding decreased 2%, primarily reflecting a decrease in CDs over $250,000. Compared to the year-ago quarter, average wholesale funding decreased 6%, primarily reflecting a decrease in FHLB advances, partially offset by an increase in long-term debt.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	June	March	December	September	June
	2024	2024	2023	2023	2023

Total nonaccrual portfolio loans and leases (NPLs)	$606	$708	$649	$570	$629
Repossessed property	9	8	10	11	8
OREO	28	27	29	31	24
Total nonperforming portfolio loans and leases and OREO (NPAs)	$643	$743	$688	$612	$661

NPL ratio(h)	0.52%	0.61%	0.55%	0.47%	0.52%
NPA ratio(c)	0.55%	0.64%	0.59%	0.51%	0.54%

Portfolio loans and leases 30-89 days past due (accrual)	$302	$342	$359	$316	$339
Portfolio loans and leases 90 days past due (accrual)	33	35	36	29	51

30-89 days past due as a % of portfolio loans and leases	0.26%	0.29%	0.31%	0.26%	0.28%
90 days past due as a % of portfolio loans and leases	0.03%	0.03%	0.03%	0.02%	0.04%

Allowance for loan and lease losses (ALLL), beginning	$2,318	$2,322	$2,340	$2,327	$2,215
Total net losses charged-off	(144)	(110)	(96)	(124)	(90)
Provision for loan and lease losses	114	106	78	137	202
ALLL, ending	$2,288	$2,318	$2,322	$2,340	$2,327

Reserve for unfunded commitments, beginning	$154	$166	$189	$207	$232
Benefit from the reserve for unfunded commitments	(17)	(12)	(23)	(18)	(25)
Reserve for unfunded commitments, ending	$137	$154	$166	$189	$207

Total allowance for credit losses (ACL)	$2,425	$2,472	$2,488	$2,529	$2,534

ACL ratios:
As a % of portfolio loans and leases	2.08%	2.12%	2.12%	2.11%	2.08%
As a % of nonperforming portfolio loans and leases	400%	349%	383%	443%	403%
As a % of nonperforming portfolio assets	377%	333%	362%	413%	383%

ALLL as a % of portfolio loans and leases	1.96%	1.99%	1.98%	1.95%	1.91%

Total losses charged-off	$(182)	$(146)	$(133)	$(158)	$(121)
Total recoveries of losses previously charged-off	38	36	37	34	31
Total net losses charged-off	$(144)	$(110)	$(96)	$(124)	$(90)

Net charge-off ratio (NCO ratio)(b)	0.49%	0.38%	0.32%	0.41%	0.29%
Commercial NCO ratio	0.45%	0.19%	0.13%	0.34%	0.16%
Consumer NCO ratio	0.57%	0.67%	0.64%	0.53%	0.50%

Nonperforming portfolio loans and leases were $606 million in the current quarter, with the resulting NPL ratio of 0.52%. Compared to the prior quarter, NPLs decreased $102 million with the NPL ratio decreasing 9 bps. Compared to the year-ago quarter, NPLs decreased $23 million with the NPL ratio remaining flat.
Nonperforming portfolio assets were $643 million in the current quarter, with the resulting NPA ratio of 0.55%. Compared to the prior quarter, NPAs decreased $100 million with the NPA ratio decreasing 9 bps. Compared to the year-ago quarter, NPAs decreased $18 million with the NPA ratio increasing 1 bp.
The provision for credit losses totaled $97 million in the current quarter. The allowance for credit loss ratio represented 2.08% of total portfolio loans and leases at quarter end, compared with 2.12% for the prior quarter end and 2.08% for the year-ago quarter end. In the current quarter, the allowance for credit losses represented 400% of nonperforming portfolio loans and leases and 377% of nonperforming portfolio assets.
Net charge-offs were $144 million in the current quarter, resulting in an NCO ratio of 0.49%. Compared to the prior quarter, net charge-offs increased $34 million and the NCO ratio increased 11 bps. Commercial net charge-offs were $80 million, resulting in a commercial NCO ratio of 0.45%, which increased 26 bps compared to the prior quarter. Consumer net charge-offs were $64 million, resulting in a consumer NCO ratio of 0.57%, which decreased 10 bps compared to the prior quarter.
Compared to the year-ago quarter, net charge-offs increased $54 million and the NCO ratio increased 20 bps, reflecting an increase from near-historically low net charge-offs in the year-ago quarter. The commercial NCO ratio increased 29 bps compared to the prior year, and the consumer NCO ratio increased 7 bps compared to the prior year.

Capital Position
	As of and For the Three Months Ended
	June	March	December	September	June
	2024	2024	2023	2023	2023
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	8.80%	8.78%	8.04%	8.30%	8.90%
Tangible equity(a)	8.91%	8.75%	8.65%	8.46%	8.58%
Tangible common equity (excluding AOCI)(a)	7.92%	7.77%	7.67%	7.49%	7.57%
Tangible common equity (including AOCI)(a)	5.80%	5.67%	5.73%	4.51%	5.26%

Regulatory Capital Ratios(d)(e)
CET1 capital	10.60%	10.47%	10.29%	9.80%	9.49%
Tier 1 risk-based capital	11.90%	11.77%	11.59%	11.06%	10.73%
Total risk-based capital	13.93%	13.81%	13.72%	13.13%	12.83%
Leverage	9.07%	8.94%	8.73%	8.85%	8.81%

The CET1 capital ratio was 10.60%, the Tangible common equity to tangible assets ratio was 7.92% excluding AOCI, and 5.80% including AOCI. The Tier 1 risk-based capital ratio was 11.90%, the Total risk-based capital ratio was 13.93%, and the Leverage ratio was 9.07%.
During the second quarter of 2024, Fifth Third repurchased $125 million of its outstanding stock, which reduced common shares by approximately 3.5 million at quarter end.
On June 28, 2024, Fifth Third released its preliminary stress capital buffer requirement resulting from the Federal Reserve Board's annual stress test, which will be effective October 1, 2024. Fifth Third's preliminary stress capital buffer requirement of 3.2% is based off of the supervisory severely adverse scenario published in February 2024. Fifth Third's CET1 capital ratio on June 30, 2024 of 10.60% significantly exceeds the regulatory minimum of 4.5% plus the stress capital buffer, reflecting strong capital levels.

Tax Rate
The effective tax rate for the quarter was 21.3% compared with 21.1% in the prior quarter and 22.5% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes and trends in capital markets; (27) fluctuation of Fifth Third’s stock price; (28) volatility in mortgage banking revenue; (29) litigation, investigations, and enforcement proceedings by governmental authorities; (30) breaches of contractual covenants, representations and warranties; (31) competition and changes in the financial services industry; (32) potential impacts of the adoption of real-time payment networks; (33) changing retail distribution strategies, customer preferences and behavior; (34) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (35) potential dilution from future acquisitions; (36) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (37) results of investments or acquired entities; (38) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (39) inaccuracies or other failures from the use of models; (40) effects of critical accounting policies and judgments or the use of inaccurate estimates; (41) weather-related events, other natural disasters, or health emergencies (including pandemics); (42) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (43) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (44) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for June 30, 2024

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps				% / bps
$ in millions, except per share data				Change		Year to Date		Change
(unaudited)	June	March	June			June	June
	2024	2024	2023	Seq	Yr/Yr	2024	2023	Yr/Yr
Income Statement Data
Net interest income	$1,387	$1,384	$1,457	—	(5%)	$2,771	$2,974	(7%)
Net interest income (FTE)(a)	1,393	1,390	1,463	—	(5%)	2,783	2,985	(7%)
Noninterest income	695	710	726	(2%)	(4%)	1,406	1,422	(1%)
Total revenue (FTE)(a)	2,088	2,100	2,189	(1%)	(5%)	4,189	4,407	(5%)
Provision for credit losses	97	94	177	3%	(45%)	191	341	(44%)
Noninterest expense	1,221	1,342	1,231	(9%)	(1%)	2,562	2,562	—
Net income	601	520	601	16%	—	1,122	1,159	(3%)
Net income available to common shareholders	561	480	562	17%	—	1,041	1,097	(5%)

Earnings Per Share Data
Net income allocated to common shareholders	$561	$480	$562	17%	—	$1,041	$1,097	(5%)
Average common shares outstanding (in thousands):
Basic	686,781	685,750	684,029	—	—	686,265	684,023	—
Diluted	691,083	690,634	686,386	—	1%	690,858	687,967	—
Earnings per share, basic	$0.82	$0.70	$0.82	17%	—	$1.52	$1.60	(5%)
Earnings per share, diluted	0.81	0.70	0.82	16%	(1%)	1.51	1.59	(5%)

Common Share Data
Cash dividends per common share	$0.35	$0.35	$0.33	—	6%	$0.70	$0.66	6%
Book value per share	25.13	24.72	23.05	2%	9%	25.13	23.05	9%
Market value per share	36.49	37.21	26.21	(2%)	39%	36.49	26.21	39%
Common shares outstanding (in thousands)	680,789	683,812	680,850	—	—	680,789	680,850	—
Market capitalization	$24,842	$25,445	$17,845	(2%)	39%	$24,842	$17,845	39%

Financial Ratios
Return on average assets	1.14%	0.98%	1.17%	16	(3)	1.06%	1.14%	(8)
Return on average common equity	13.6%	11.6%	13.9%	198	(28)	12.6%	13.8%	(120)
Return on average tangible common equity(a)	19.8%	17.0%	20.5%	280	(73)	18.3%	20.5%	(220)
Noninterest income as a percent of total revenue(a)	33%	34%	33%	(100)	—	34%	32%	129
Dividend payout	42.7%	50.0%	40.2%	(730)	250	46.1%	41.3%	480
Average total Bancorp shareholders’ equity as a percent of average assets	8.80%	8.78%	8.90%	2	(10)	8.79%	8.83%	(4)
Tangible common equity(a)	7.92%	7.77%	7.57%	15	35	7.92%	7.57%	35
Net interest margin (FTE)(a)	2.88%	2.86%	3.10%	2	(22)	2.87%	3.20%	(33)
Efficiency (FTE)(a)	58.5%	63.9%	56.2%	(540)	230	61.2%	58.1%	310
Effective tax rate	21.3%	21.1%	22.5%	20	(120)	21.2%	22.4%	(120)

Credit Quality
Net losses charged-off	$144	$110	$90	31%	60%	$254	$168	51%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.49%	0.38%	0.29%	11	20	0.44%	0.27%	17
ALLL as a percent of portfolio loans and leases	1.96%	1.99%	1.91%	(3)	5	1.96%	1.91%	5
ACL as a percent of portfolio loans and leases(g)	2.08%	2.12%	2.08%	(4)	—	2.08%	2.08%	—
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.55%	0.64%	0.54%	(9)	1	0.55%	0.54%	1

Average Balances
Loans and leases, including held for sale	$117,283	$117,699	$123,987	—	(5%)	$117,491	$123,802	(5%)
Securities and other short-term investments	77,216	77,650	65,073	(1%)	19%	77,433	64,436	20%
Assets	212,475	213,203	206,079	—	3%	212,839	205,584	4%
Transaction deposits(b)	151,680	152,357	147,723	—	3%	152,018	149,414	2%
Core deposits(c)	162,447	162,601	155,482	—	4%	162,523	155,887	4%
Wholesale funding(d)	24,180	24,771	25,628	(2%)	(6%)	24,476	24,680	(1%)
Bancorp shareholders' equity	18,707	18,727	18,344	—	2%	18,717	18,162	3%

Regulatory Capital Ratios(e)(f)
CET1 capital	10.60%	10.47%	9.49%	13	111	10.60%	9.49%	111
Tier 1 risk-based capital	11.90%	11.77%	10.73%	13	117	11.90%	10.73%	117
Total risk-based capital	13.93%	13.81%	12.83%	12	110	13.93%	12.83%	110
Leverage	9.07%	8.94%	8.81%	13	26	9.07%	8.81%	26

Additional Metrics
Banking centers	1,070	1,070	1,072	—	—	1,070	1,072	—
ATMs	2,067	2,082	2,114	(1%)	(2%)	2,067	2,114	(2%)
Full-time equivalent employees	18,607	18,657	19,225	—	(3%)	18,607	19,225	(3%)
Assets under care ($ in billions)(h)	$631	$634	$554	—	14%	$631	$554	14%
Assets under management ($ in billions)(h)	65	62	59	5%	10%	65	59	10%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	June	March	December	September	June
	2024	2024	2023	2023	2023
Income Statement Data
Net interest income	$1,387	$1,384	$1,416	$1,438	$1,457
Net interest income (FTE)(a)	1,393	1,390	1,423	1,445	1,463
Noninterest income	695	710	744	715	726
Total revenue (FTE)(a)	2,088	2,100	2,167	2,160	2,189
Provision for credit losses	97	94	55	119	177
Noninterest expense	1,221	1,342	1,455	1,188	1,231
Net income	601	520	530	660	601
Net income available to common shareholders	561	480	492	623	562

Earnings Per Share Data
Net income allocated to common shareholders	$561	$480	$492	$623	$562
Average common shares outstanding (in thousands):
Basic	686,781	685,750	684,413	684,224	684,029
Diluted	691,083	690,634	687,729	687,059	686,386
Earnings per share, basic	$0.82	$0.70	$0.72	$0.91	$0.82
Earnings per share, diluted	0.81	0.70	0.72	0.91	0.82

Common Share Data
Cash dividends per common share	$0.35	$0.35	$0.35	$0.35	$0.33
Book value per share	25.13	24.72	25.04	21.19	23.05
Market value per share	36.49	37.21	34.49	25.33	26.21
Common shares outstanding (in thousands)	680,789	683,812	681,125	680,990	680,850
Market capitalization	$24,842	$25,445	$23,492	$17,249	$17,845

Financial Ratios
Return on average assets	1.14%	0.98%	0.98%	1.26%	1.17%
Return on average common equity	13.6%	11.6%	12.9%	16.3%	13.9%
Return on average tangible common equity(a)	19.8%	17.0%	19.8%	24.7%	20.5%
Noninterest income as a percent of total revenue(a)	33%	34%	34%	33%	33%
Dividend payout	42.7%	50.0%	48.6%	38.5%	40.2%
Average total Bancorp shareholders’ equity as a percent of average assets	8.80%	8.78%	8.04%	8.30%	8.90%
Tangible common equity(a)	7.92%	7.77%	7.67%	7.49%	7.57%
Net interest margin (FTE)(a)	2.88%	2.86%	2.85%	2.98%	3.10%
Efficiency (FTE)(a)	58.5%	63.9%	67.2%	55.0%	56.2%
Effective tax rate	21.3%	21.1%	18.4%	22.0%	22.5%

Credit Quality
Net losses charged-off	$144	$110	$96	$124	$90
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.49%	0.38%	0.32%	0.41%	0.29%
ALLL as a percent of portfolio loans and leases	1.96%	1.99%	1.98%	1.95%	1.91%
ACL as a percent of portfolio loans and leases(g)	2.08%	2.12%	2.12%	2.11%	2.08%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.55%	0.64%	0.59%	0.51%	0.54%

Average Balances
Loans and leases, including held for sale	$117,283	$117,699	$119,309	$122,266	$123,987
Securities and other short-term investments	77,216	77,650	78,857	69,950	65,073
Assets	212,475	213,203	214,057	208,385	206,079
Transaction deposits(b)	151,680	152,357	153,232	150,088	147,723
Core deposits(c)	162,447	162,601	163,788	159,718	155,482
Wholesale funding(d)	24,180	24,771	26,115	24,289	25,628
Bancorp shareholders’ equity	18,707	18,727	17,201	17,305	18,344

Regulatory Capital Ratios(e)(f)
CET1 capital	10.60%	10.47%	10.29%	9.80%	9.49%
Tier 1 risk-based capital	11.90%	11.77%	11.59%	11.06%	10.73%
Total risk-based capital	13.93%	13.81%	13.72%	13.13%	12.83%
Leverage	9.07%	8.94%	8.73%	8.85%	8.81%

Additional Metrics
Banking centers	1,070	1,070	1,088	1,073	1,072
ATMs	2,067	2,082	2,104	2,101	2,114
Full-time equivalent employees	18,607	18,657	18,724	18,804	19,225
Assets under care ($ in billions)(h)	$631	$634	$574	$547	$554
Assets under management ($ in billions)(h)	65	62	59	57	59
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	June	March	June			June	June
	2024	2024	2023	Seq	Yr/Yr	2024	2023	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,871	$1,859	$1,831	1%	2%	$3,731	$3,545	5%
Interest on securities	458	455	437	1%	5%	913	876	4%
Interest on other short-term investments	291	294	102	(1%)	185%	584	162	260%
Total interest income	2,620	2,608	2,370	—	11%	5,228	4,583	14%

Interest Expense
Interest on deposits	958	954	655	—	46%	1,912	1,133	69%
Interest on federal funds purchased	3	3	5	—	(40%)	6	10	(40%)
Interest on other short-term borrowings	48	47	90	2%	(47%)	95	147	(35%)
Interest on long-term debt	224	220	163	2%	37%	444	319	39%
Total interest expense	1,233	1,224	913	1%	35%	2,457	1,609	53%

Net Interest Income	1,387	1,384	1,457	—	(5%)	2,771	2,974	(7%)

Provision for credit losses	97	94	177	3%	(45%)	191	341	(44%)
Net Interest Income After Provision for Credit Losses	1,290	1,290	1,280	—	1%	2,580	2,633	(2%)

Noninterest Income
Service charges on deposits	156	151	144	3%	8%	306	281	9%
Commercial banking revenue	144	143	146	1%	(1%)	288	307	(6%)
Mortgage banking net revenue	50	54	59	(7%)	(15%)	104	127	(18%)
Wealth and asset management revenue	159	161	143	(1%)	11%	320	289	11%
Card and processing revenue	108	102	106	6%	2%	210	206	2%
Leasing business revenue	38	39	47	(3%)	(19%)	77	104	(26%)
Other noninterest income	37	50	74	(26%)	(50%)	88	97	(9%)
Securities gains, net	3	10	7	(70%)	(57%)	13	11	18%
Total noninterest income	695	710	726	(2%)	(4%)	1,406	1,422	(1%)

Noninterest Expense
Compensation and benefits	656	753	650	(13%)	1%	1,409	1,407	—
Net occupancy expense	83	87	83	(5%)	—	170	164	4%
Technology and communications	114	117	114	(3%)	—	231	232	—
Equipment expense	38	37	36	3%	6%	76	73	4%
Card and processing expense	21	20	20	5%	5%	41	42	(2%)
Leasing business expense	22	25	31	(12%)	(29%)	48	65	(26%)
Marketing expense	34	32	31	6%	10%	66	60	10%
Other noninterest expense	253	271	266	(7%)	(5%)	521	519	—
Total noninterest expense	1,221	1,342	1,231	(9%)	(1%)	2,562	2,562	—
Income Before Income Taxes	764	658	775	16%	(1%)	1,424	1,493	(5%)
Applicable income tax expense	163	138	174	18%	(6%)	302	334	(10%)
Net Income	601	520	601	16%	—	1,122	1,159	(3%)
Dividends on preferred stock	40	40	39	—	3%	81	62	31%
Net Income Available to Common Shareholders	$561	$480	$562	17%	—	$1,041	$1,097	(5%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2024	2024	2023	2023	2023
Interest Income
Interest and fees on loans and leases	$1,871	$1,859	$1,889	$1,899	$1,831
Interest on securities	458	455	451	444	437
Interest on other short-term investments	291	294	308	186	102
Total interest income	2,620	2,608	2,648	2,529	2,370

Interest Expense
Interest on deposits	958	954	952	844	655
Interest on federal funds purchased	3	3	3	2	5
Interest on other short-term borrowings	48	47	49	52	90
Interest on long-term debt	224	220	228	193	163
Total interest expense	1,233	1,224	1,232	1,091	913

Net Interest Income	1,387	1,384	1,416	1,438	1,457

Provision for credit losses	97	94	55	119	177
Net Interest Income After Provision for Credit Losses	1,290	1,290	1,361	1,319	1,280

Noninterest Income
Service charges on deposits	156	151	146	149	144
Commercial banking revenue	144	143	163	154	146
Mortgage banking net revenue	50	54	66	57	59
Wealth and asset management revenue	159	161	147	145	143
Card and processing revenue	108	102	106	104	106
Leasing business revenue	38	39	46	58	47
Other noninterest income	37	50	54	55	74
Securities gains (losses), net	3	10	15	(7)	7
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	1	—	—
Total noninterest income	695	710	744	715	726

Noninterest Expense
Compensation and benefits	656	753	659	629	650
Net occupancy expense	83	87	83	84	83
Technology and communications	114	117	117	115	114
Equipment expense	38	37	37	37	36
Card and processing expense	21	20	21	21	20
Leasing business expense	22	25	27	29	31
Marketing expense	34	32	30	35	31
Other noninterest expense	253	271	481	238	266
Total noninterest expense	1,221	1,342	1,455	1,188	1,231
Income Before Income Taxes	764	658	650	846	775
Applicable income tax expense	163	138	120	186	174
Net Income	601	520	530	660	601
Dividends on preferred stock	40	40	38	37	39
Net Income Available to Common Shareholders	$561	$480	$492	$623	$562

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	June	March	June
	2024	2024	2023	Seq	Yr/Yr
Assets
Cash and due from banks	$2,837	$2,796	$2,594	1%	9%
Other short-term investments	21,085	22,840	10,943	(8%)	93%
Available-for-sale debt and other securities(a)	38,986	38,791	49,329	1%	(21%)
Held-to-maturity securities(b)	11,443	11,520	2	(1%)	NM
Trading debt securities	1,132	1,151	1,139	(2%)	(1%)
Equity securities	476	380	331	25%	44%
Loans and leases held for sale	537	339	760	58%	(29%)
Portfolio loans and leases:
Commercial and industrial loans	51,840	52,209	56,897	(1%)	(9%)
Commercial mortgage loans	11,429	11,346	11,310	1%	1%
Commercial construction loans	5,806	5,789	5,475	—	6%
Commercial leases	2,708	2,572	2,670	5%	1%
Total commercial loans and leases	71,783	71,916	76,352	—	(6%)
Residential mortgage loans	17,040	16,995	17,503	—	(3%)
Home equity	3,969	3,883	3,911	2%	1%
Indirect secured consumer loans	15,442	15,306	16,097	1%	(4%)
Credit card	1,733	1,737	1,818	—	(5%)
Solar energy installation loans	3,951	3,871	2,961	2%	33%
Other consumer loans	2,661	2,777	3,249	(4%)	(18%)
Total consumer loans	44,796	44,569	45,539	1%	(2%)
Portfolio loans and leases	116,579	116,485	121,891	—	(4%)
Allowance for loan and lease losses	(2,288)	(2,318)	(2,327)	(1%)	(2%)
Portfolio loans and leases, net	114,291	114,167	119,564	—	(4%)
Bank premises and equipment	2,389	2,376	2,275	1%	5%
Operating lease equipment	392	427	537	(8%)	(27%)
Goodwill	4,918	4,918	4,919	—	—
Intangible assets	107	115	146	(7%)	(27%)
Servicing rights	1,731	1,756	1,764	(1%)	(2%)
Other assets	12,938	12,930	12,973	—	—
Total Assets	$213,262	$214,506	$207,276	(1%)	3%

Liabilities
Deposits:
Demand	$40,617	$41,849	$45,264	(3%)	(10%)
Interest checking	57,390	58,809	52,743	(2%)	9%
Savings	17,419	18,229	21,342	(4%)	(18%)
Money market	36,259	35,025	30,012	4%	21%
Foreign office	119	129	182	(8%)	(35%)
CDs $250,000 or less	10,882	10,337	8,833	5%	23%
CDs over $250,000	4,082	5,209	5,752	(22%)	(29%)
Total deposits	166,768	169,587	164,128	(2%)	2%
Federal funds purchased	194	247	163	(21%)	19%
Other short-term borrowings	3,370	2,866	5,817	18%	(42%)
Accrued taxes, interest and expenses	2,040	1,965	1,765	4%	16%
Other liabilities	5,371	5,379	5,316	—	1%
Long-term debt	16,293	15,444	12,278	5%	33%
Total Liabilities	194,036	195,488	189,467	(1%)	2%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,764	3,742	3,708	1%	2%
Retained earnings	23,542	23,224	22,366	1%	5%
Accumulated other comprehensive loss	(4,901)	(4,888)	(5,166)	—	(5%)
Treasury stock	(7,346)	(7,227)	(7,266)	2%	1%
Total Equity	19,226	19,018	17,809	1%	8%
Total Liabilities and Equity	$213,262	$214,506	$207,276	(1%)	3%
(a) Amortized cost	$43,596	$43,400	$55,399	—	(21%)
(b) Market values	11,187	11,341	2	(1%)	NM
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	680,789	683,812	680,850	—	—
Treasury	243,103	240,080	243,042	1%	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	June	March	December	September	June
	2024	2024	2023	2023	2023
Assets
Cash and due from banks	$2,837	$2,796	$3,142	$2,837	$2,594
Other short-term investments	21,085	22,840	22,082	18,923	10,943
Available-for-sale debt and other securities(a)	38,986	38,791	50,419	47,893	49,329
Held-to-maturity securities(b)	11,443	11,520	2	2	2
Trading debt securities	1,132	1,151	899	1,222	1,139
Equity securities	476	380	613	250	331
Loans and leases held for sale	537	339	378	614	760
Portfolio loans and leases:
Commercial and industrial loans	51,840	52,209	53,270	55,790	56,897
Commercial mortgage loans	11,429	11,346	11,276	11,122	11,310
Commercial construction loans	5,806	5,789	5,621	5,582	5,475
Commercial leases	2,708	2,572	2,579	2,624	2,670
Total commercial loans and leases	71,783	71,916	72,746	75,118	76,352
Residential mortgage loans	17,040	16,995	17,026	17,293	17,503
Home equity	3,969	3,883	3,916	3,898	3,911
Indirect secured consumer loans	15,442	15,306	14,965	15,434	16,097
Credit card	1,733	1,737	1,865	1,817	1,818
Solar energy installation loans	3,951	3,871	3,728	3,383	2,961
Other consumer loans	2,661	2,777	2,988	3,145	3,249
Total consumer loans	44,796	44,569	44,488	44,970	45,539
Portfolio loans and leases	116,579	116,485	117,234	120,088	121,891
Allowance for loan and lease losses	(2,288)	(2,318)	(2,322)	(2,340)	(2,327)
Portfolio loans and leases, net	114,291	114,167	114,912	117,748	119,564
Bank premises and equipment	2,389	2,376	2,349	2,303	2,275
Operating lease equipment	392	427	459	480	537
Goodwill	4,918	4,918	4,919	4,919	4,919
Intangible assets	107	115	125	136	146
Servicing rights	1,731	1,756	1,737	1,822	1,764
Other assets	12,938	12,930	12,538	13,818	12,973
Total Assets	$213,262	$214,506	$214,574	$212,967	$207,276

Liabilities
Deposits:
Demand	$40,617	$41,849	$43,146	$43,844	$45,264
Interest checking	57,390	58,809	57,257	53,421	52,743
Savings	17,419	18,229	18,215	20,195	21,342
Money market	36,259	35,025	34,374	33,492	30,012
Foreign office	119	129	162	168	182
CDs $250,000 or less	10,882	10,337	10,552	10,306	8,833
CDs over $250,000	4,082	5,209	5,206	6,246	5,752
Total deposits	166,768	169,587	168,912	167,672	164,128
Federal funds purchased	194	247	193	205	163
Other short-term borrowings	3,370	2,866	2,861	4,594	5,817
Accrued taxes, interest and expenses	2,040	1,965	2,195	1,834	1,765
Other liabilities	5,371	5,379	4,861	5,808	5,316
Long-term debt	16,293	15,444	16,380	16,310	12,278
Total Liabilities	194,036	195,488	195,402	196,423	189,467
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,764	3,742	3,757	3,733	3,708
Retained earnings	23,542	23,224	22,997	22,747	22,366
Accumulated other comprehensive loss	(4,901)	(4,888)	(4,487)	(6,839)	(5,166)
Treasury stock	(7,346)	(7,227)	(7,262)	(7,264)	(7,266)
Total Equity	19,226	19,018	19,172	16,544	17,809
Total Liabilities and Equity	$213,262	$214,506	$214,574	$212,967	$207,276
(a) Amortized cost	$43,596	$43,400	$55,789	$55,557	$55,399
(b) Market values	11,187	11,341	2	2	2
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	680,789	683,812	681,125	680,990	680,850
Treasury	243,103	240,080	242,768	242,903	243,042

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	June	June	June	June
	2024	2023	2024	2023
Total Equity, Beginning	$19,018	$18,364	$19,172	$17,327
Impact of cumulative effect of change in accounting principle	—	—	(10)	37
Net income	601	601	1,122	1,159
Other comprehensive (loss) income, net of tax:
Change in unrealized losses:
Available-for-sale debt securities	2	(633)	(177)	(33)
Qualifying cash flow hedges	(40)	(289)	(287)	(24)
Amortization of unrealized losses on securities transferred to held-to-maturity	25	—	50	—
Change in accumulated other comprehensive income related to employee benefit plans	—	1	—	1
Comprehensive income (loss)	588	(320)	708	1,103
Cash dividends declared:
Common stock	(243)	(228)	(486)	(457)
Preferred stock	(40)	(39)	(81)	(62)
Impact of stock transactions under stock compensation plans, net	28	32	48	62
Shares acquired for treasury	(125)	—	(125)	(201)
Total Equity, Ending	$19,226	$17,809	$19,226	$17,809

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	For the Three Months Ended
$ in millions	June		March		June
(unaudited)	2024		2024		2023
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$52,389	7.13%	$53,256	7.08%	$58,152	6.78%
Commercial mortgage loans(a)	11,353	6.26%	11,339	6.28%	11,374	5.92%
Commercial construction loans(a)	5,917	7.14%	5,732	7.20%	5,535	6.80%
Commercial leases(a)	2,576	4.33%	2,543	4.24%	2,703	3.54%
Total commercial loans and leases	72,235	6.90%	72,870	6.87%	77,764	6.54%
Residential mortgage loans	17,363	3.66%	17,268	3.55%	18,158	3.39%
Home equity	3,929	8.37%	3,933	8.29%	3,937	7.39%
Indirect secured consumer loans	15,373	5.18%	15,172	4.93%	16,281	4.19%
Credit card	1,728	12.86%	1,773	13.73%	1,783	13.93%
Solar energy installation loans	3,916	8.35%	3,794	7.77%	2,787	5.59%
Other consumer loans	2,739	9.17%	2,889	8.96%	3,277	8.60%
Total consumer loans	45,048	5.69%	44,829	5.54%	46,223	4.92%
Total loans and leases	117,283	6.43%	117,699	6.36%	123,987	5.94%
Securities:
Taxable securities	55,241	3.27%	55,016	3.26%	55,771	3.07%
Tax exempt securities(a)	1,366	3.27%	1,440	3.27%	1,496	3.19%
Other short-term investments	20,609	5.67%	21,194	5.58%	7,806	5.24%
Total interest-earning assets	194,499	5.43%	195,349	5.38%	189,060	5.04%
Cash and due from banks	2,637		2,743		2,622
Other assets	17,656		17,432		16,613
Allowance for loan and lease losses	(2,317)		(2,321)		(2,216)
Total Assets	$212,475		$213,203		$206,079

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$57,999	3.39%	$58,677	3.38%	$50,472	2.81%
Savings deposits	17,747	0.67%	18,107	0.69%	21,675	0.72%
Money market deposits	35,511	3.00%	34,589	2.91%	28,913	1.86%
Foreign office deposits	157	2.11%	145	2.43%	143	1.25%
CDs $250,000 or less	10,767	4.22%	10,244	4.15%	7,759	3.48%
Total interest-bearing core deposits	122,181	2.95%	121,762	2.91%	108,962	2.19%
CDs over $250,000	4,747	5.16%	5,521	5.22%	5,375	4.53%
Total interest-bearing deposits	126,928	3.04%	127,283	3.01%	114,337	2.30%
Federal funds purchased	230	5.41%	201	5.41%	376	5.11%
Securities sold under repurchase agreements	373	1.97%	366	1.82%	361	1.17%
FHLB advances	3,165	5.71%	3,111	5.72%	6,589	5.23%
Derivative collateral and other secured borrowings	54	6.87%	57	7.21%	79	15.07%
Long-term debt	15,611	5.78%	15,515	5.71%	12,848	5.12%
Total interest-bearing liabilities	146,361	3.39%	146,533	3.36%	134,590	2.72%
Demand deposits	40,266		40,839		46,520
Other liabilities	7,141		7,104		6,625
Total Liabilities	193,768		194,476		187,735
Total Equity	18,707		18,727		18,344
Total Liabilities and Equity	$212,475		$213,203		$206,079
Ratios:
Net interest margin (FTE)(b)		2.88%		2.86%		3.10%
Net interest rate spread (FTE)(b)		2.04%		2.02%		2.32%
Interest-bearing liabilities to interest-earning assets		75.25%		75.01%		71.19%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	Year to Date
$ in millions	June		June
(unaudited)	2024		2023
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$52,820	7.11%	$58,178	6.59%
Commercial mortgage loans(a)	11,346	6.27%	11,248	5.74%
Commercial construction loans(a)	5,825	7.17%	5,521	6.65%
Commercial leases(a)	2,560	4.28%	2,683	3.51%
Total commercial loans and leases	72,551	6.88%	77,630	6.37%
Residential mortgage loans	17,316	3.60%	18,243	3.39%
Home equity	3,931	8.33%	3,971	6.93%
Indirect secured consumer loans	15,273	5.06%	16,439	4.07%
Credit card	1,751	13.30%	1,781	14.04%
Solar energy installation loans	3,855	8.07%	2,478	5.17%
Other consumer loans	2,814	9.06%	3,260	8.55%
Total consumer loans	44,940	5.61%	46,172	4.81%
Total loans and leases	117,491	6.40%	123,802	5.78%
Securities:
Taxable securities	55,128	3.27%	56,437	3.07%
Tax exempt securities(a)	1,403	3.27%	1,450	3.15%
Other short-term investments	20,902	5.62%	6,549	5.00%
Total interest-earning assets	194,924	5.41%	188,238	4.92%
Cash and due from banks	2,690		2,878
Other assets	17,544		16,649
Allowance for loan and lease losses	(2,319)		(2,181)
Total Assets	$212,839		$205,584

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$58,338	3.39%	$49,599	2.58%
Savings deposits	17,927	0.68%	22,387	0.65%
Money market deposits	35,050	2.96%	28,668	1.53%
Foreign office deposits	151	2.26%	143	1.57%
CDs $250,000 or less	10,505	4.18%	6,473	3.15%
Total interest-bearing core deposits	121,971	2.93%	107,270	1.93%
CDs over $250,000	5,134	5.19%	4,865	4.36%
Total interest-bearing deposits	127,105	3.02%	112,135	2.00%
Federal funds purchased	216	5.41%	431	4.79%
Securities sold under repurchase agreements	369	1.90%	344	0.96%
FHLB advances	3,138	5.71%	5,701	4.90%
Derivative collateral and other secured borrowings	56	7.05%	161	8.14%
Long-term debt	15,563	5.74%	13,178	4.90%
Total interest-bearing liabilities	146,447	3.37%	131,950	2.46%
Demand deposits	40,552		48,617
Other liabilities	7,123		6,855
Total Liabilities	194,122		187,422
Total Equity	18,717		18,162
Total Liabilities and Equity	$212,839		$205,584
Ratios:
Net interest margin (FTE)(b)		2.87%		3.20%
Net interest rate spread (FTE)(b)		2.04%		2.46%
Interest-bearing liabilities to interest-earning assets		75.13%		70.10%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2024	2024	2023	2023	2023
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$52,357	$53,183	$54,633	$57,001	$58,137
Commercial mortgage loans	11,352	11,339	11,338	11,216	11,373
Commercial construction loans	5,917	5,732	5,727	5,539	5,535
Commercial leases	2,575	2,542	2,535	2,616	2,700
Total commercial loans and leases	72,201	72,796	74,233	76,372	77,745
Consumer loans:
Residential mortgage loans	17,004	16,977	17,129	17,400	17,517
Home equity	3,929	3,933	3,905	3,897	3,937
Indirect secured consumer loans	15,373	15,172	15,129	15,787	16,281
Credit card	1,728	1,773	1,829	1,808	1,783
Solar energy installation loans	3,916	3,794	3,630	3,245	2,787
Other consumer loans	2,740	2,889	3,003	3,121	3,277
Total consumer loans	44,690	44,538	44,625	45,258	45,582
Total average portfolio loans and leases	$116,891	$117,334	$118,858	$121,630	$123,327

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$33	$74	$72	$17	$19
Consumer loans held for sale	359	291	379	619	641
Average loans and leases held for sale	$392	$365	$451	$636	$660

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$51,840	$52,209	$53,270	$55,790	$56,897
Commercial mortgage loans	11,429	11,346	11,276	11,122	11,310
Commercial construction loans	5,806	5,789	5,621	5,582	5,475
Commercial leases	2,708	2,572	2,579	2,624	2,670
Total commercial loans and leases	71,783	71,916	72,746	75,118	76,352
Consumer loans:
Residential mortgage loans	17,040	16,995	17,026	17,293	17,503
Home equity	3,969	3,883	3,916	3,898	3,911
Indirect secured consumer loans	15,442	15,306	14,965	15,434	16,097
Credit card	1,733	1,737	1,865	1,817	1,818
Solar energy installation loans	3,951	3,871	3,728	3,383	2,961
Other consumer loans	2,661	2,777	2,988	3,145	3,249
Total consumer loans	44,796	44,569	44,488	44,970	45,539
Total portfolio loans and leases	$116,579	$116,485	$117,234	$120,088	$121,891

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$25	$32	$44	$81	$32
Consumer loans held for sale	512	307	334	533	728
Loans and leases held for sale	$537	$339	$378	$614	$760

Operating lease equipment	$392	$427	$459	$480	$537

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,201	$1,197	$1,231	$1,217	$1,122
Commercial mortgage loans	616	632	655	711	748
Commercial construction loans	309	293	283	288	260
Commercial leases	730	703	703	721	642
Residential mortgage loans	97,280	99,596	100,842	101,889	102,817
Solar energy installation loans	625	641	658	673	691
Other consumer loans	133	139	146	154	162
Total loans and leases serviced for others	100,894	103,201	104,518	105,653	106,442
Total loans and leases owned or serviced	$218,402	$220,452	$222,589	$226,835	$229,630
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	June	March	December	September	June
	2024(a)	2024	2023	2023	2023
Regulatory Capital(b)
CET1 capital	$17,161	$16,931	$16,800	$16,510	$16,100
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	19,277	19,047	18,916	18,626	18,216
Tier 2 capital	3,277	3,288	3,484	3,485	3,565
Total regulatory capital	$22,554	$22,335	$22,400	$22,111	$21,781
Risk-weighted assets	$161,967	$161,769	$163,223	$168,433	$169,720

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	8.80%	8.78%	8.04%	8.30%	8.90%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	10.60%	10.47%	10.29%	9.80%	9.49%
Tier 1 risk-based capital	11.90%	11.77%	11.59%	11.06%	10.73%
Total risk-based capital	13.93%	13.81%	13.72%	13.13%	12.83%
Leverage	9.07%	8.94%	8.73%	8.85%	8.81%

Fifth Third Bank, National Association
Tier 1 risk-based capital	12.78%	12.65%	12.42%	11.96%	11.25%
Total risk-based capital	14.11%	13.99%	13.85%	13.38%	12.67%
Leverage	9.76%	9.61%	9.38%	9.59%	9.26%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2024	2024	2023	2023	2023
Average portfolio loans and leases:
Commercial and industrial loans	$52,357	$53,183	$54,633	$57,001	$58,137
Commercial mortgage loans	11,352	11,339	11,338	11,216	11,373
Commercial construction loans	5,917	5,732	5,727	5,539	5,535
Commercial leases	2,575	2,542	2,535	2,616	2,700
Total commercial loans and leases	72,201	72,796	74,233	76,372	77,745
Residential mortgage loans	17,004	16,977	17,129	17,400	17,517
Home equity	3,929	3,933	3,905	3,897	3,937
Indirect secured consumer loans	15,373	15,172	15,129	15,787	16,281
Credit card	1,728	1,773	1,829	1,808	1,783
Solar energy installation loans	3,916	3,794	3,630	3,245	2,787
Other consumer loans	2,740	2,889	3,003	3,121	3,277
Total consumer loans	44,690	44,538	44,625	45,258	45,582
Total average portfolio loans and leases	$116,891	$117,334	$118,858	$121,630	$123,327

Losses charged-off:
Commercial and industrial loans	($83)	($40)	($30)	($70)	($35)
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Total commercial loans and leases	(83)	(40)	(30)	(70)	(35)
Residential mortgage loans	(1)	—	(1)	(1)	(1)
Home equity	(1)	(2)	(2)	(2)	(2)
Indirect secured consumer loans	(31)	(35)	(35)	(27)	(25)
Credit card	(22)	(23)	(22)	(19)	(21)
Solar energy installation loans	(14)	(14)	(11)	(8)	(7)
Other consumer loans	(30)	(32)	(32)	(31)	(30)
Total consumer loans	(99)	(106)	(103)	(88)	(86)
Total losses charged-off	($182)	($146)	($133)	($158)	($121)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$3	$5	$2	$5	$3
Commercial mortgage loans	—	—	3	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	1	—
Total commercial loans and leases	3	5	5	6	3
Residential mortgage loans	1	—	1	1	1
Home equity	2	2	2	2	1
Indirect secured consumer loans	14	11	10	8	9
Credit card	5	5	4	4	5
Solar energy installation loans	2	2	1	—	—
Other consumer loans	11	11	14	13	12
Total consumer loans	35	31	32	28	28
Total recoveries of losses previously charged-off	$38	$36	$37	$34	$31

Net losses charged-off:
Commercial and industrial loans	($80)	($35)	($28)	($65)	($32)
Commercial mortgage loans	—	—	3	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	1	—
Total commercial loans and leases	(80)	(35)	(25)	(64)	(32)
Residential mortgage loans	—	—	—	—	—
Home equity	1	—	—	—	(1)
Indirect secured consumer loans	(17)	(24)	(25)	(19)	(16)
Credit card	(17)	(18)	(18)	(15)	(16)
Solar energy installation loans	(12)	(12)	(10)	(8)	(7)
Other consumer loans	(19)	(21)	(18)	(18)	(18)
Total consumer loans	(64)	(75)	(71)	(60)	(58)
Total net losses charged-off	($144)	($110)	($96)	($124)	($90)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.61%	0.27%	0.20%	0.45%	0.22%
Commercial mortgage loans	0.01%	—	(0.10%)	—	0.01%
Commercial construction loans	—	—	—	—	(0.01%)
Commercial leases	(0.01%)	(0.04%)	0.01%	(0.08%)	(0.03%)
Total commercial loans and leases	0.45%	0.19%	0.13%	0.34%	0.16%
Residential mortgage loans	(0.01%)	(0.01%)	(0.01%)	—	—
Home equity	(0.05%)	0.03%	0.05%	0.03%	0.06%
Indirect secured consumer loans	0.46%	0.64%	0.64%	0.47%	0.38%
Credit card	3.98%	4.19%	3.90%	3.25%	3.61%
Solar energy installation loans	1.25%	1.31%	1.09%	0.91%	0.95%
Other consumer loans	2.61%	2.71%	2.60%	2.46%	2.20%
Total consumer loans	0.57%	0.67%	0.64%	0.53%	0.50%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.49%	0.38%	0.32%	0.41%	0.29%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2024	2024	2023	2023	2023
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,318	$2,322	$2,340	$2,327	$2,215
Total net losses charged-off	(144)	(110)	(96)	(124)	(90)
Provision for loan and lease losses	114	106	78	137	202
Allowance for loan and lease losses, ending	$2,288	$2,318	$2,322	$2,340	$2,327

Reserve for unfunded commitments, beginning	$154	$166	$189	$207	$232
Benefit from the reserve for unfunded commitments	(17)	(12)	(23)	(18)	(25)
Reserve for unfunded commitments, ending	$137	$154	$166	$189	$207

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,288	$2,318	$2,322	$2,340	$2,327
Reserve for unfunded commitments	137	154	166	189	207
Total allowance for credit losses	$2,425	$2,472	$2,488	$2,529	$2,534

	As of
	June	March	December	September	June
	2024	2024	2023	2023	2023
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$234	$332	$304	$262	$322
Commercial mortgage loans	38	39	20	18	22
Commercial construction loans	1	1	1	—	—
Commercial leases	1	—	1	1	1
Residential mortgage loans	129	137	124	127	137
Home equity	61	60	57	58	61
Indirect secured consumer loans	36	32	36	31	23
Credit card	31	32	34	32	30
Solar energy installation loans	66	65	60	28	25
Other consumer loans	9	10	12	13	8
Total nonaccrual portfolio loans and leases	606	708	649	570	629
Repossessed property	9	8	10	11	8
OREO	28	27	29	31	24
Total nonperforming portfolio loans and leases and OREO	643	743	688	612	661
Nonaccrual loans held for sale	4	5	1	6	2
Total nonperforming assets	$647	$748	$689	$618	$663

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$3	$9	$8	$3	$6
Commercial mortgage loans	1	—	—	—	20
Commercial leases	4	2	—	—	—
Total commercial loans and leases	8	11	8	3	26
Residential mortgage loans(c)	8	5	7	6	7
Home equity	—	—	—	—	1
Credit card	17	19	21	20	17
Other consumer loans	—	—	—	—	—
Total consumer loans	25	24	28	26	25
Total loans and leases 90 days past due (accrual)(b)	$33	$35	$36	$29	$51
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.49%	0.38%	0.32%	0.41%	0.29%
Allowance for credit losses:
As a percent of portfolio loans and leases	2.08%	2.12%	2.12%	2.11%	2.08%
As a percent of nonperforming portfolio loans and leases(a)	400%	349%	383%	443%	403%
As a percent of nonperforming portfolio assets(a)	377%	333%	362%	413%	383%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.52%	0.61%	0.55%	0.47%	0.52%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.55%	0.64%	0.59%	0.51%	0.54%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.55%	0.64%	0.59%	0.51%	0.54%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	June	March	December	September	June
		2024	2024	2023	2023	2023
	Net interest income	$1,387	$1,384	$1,416	$1,438	$1,457
	Add: Taxable equivalent adjustment	6	6	7	7	6
	Net interest income (FTE) (a)	1,393	1,390	1,423	1,445	1,463

	Net interest income (annualized) (b)	5,578	5,566	5,618	5,705	5,844
	Net interest income (FTE) (annualized) (c)	5,603	5,591	5,646	5,733	5,868

	Interest income	2,620	2,608	2,648	2,529	2,370
	Add: Taxable equivalent adjustment	6	6	7	7	6
	Interest income (FTE)	2,626	2,614	2,655	2,536	2,376
	Interest income (FTE) (annualized) (d)	10,562	10,513	10,533	10,061	9,530

	Interest expense (annualized) (e)	4,959	4,923	4,888	4,328	3,662
	Average interest-earning assets (f)	194,499	195,349	198,166	192,216	189,060
	Average interest-bearing liabilities (g)	146,361	146,533	146,507	139,779	134,590

	Net interest margin (b) / (f)	2.87%	2.85%	2.83%	2.97%	3.09%
	Net interest margin (FTE) (c) / (f)	2.88%	2.86%	2.85%	2.98%	3.10%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.04%	2.02%	1.97%	2.13%	2.32%

	Income before income taxes	$764	$658	$650	$846	$775
	Add: Taxable equivalent adjustment	6	6	7	7	6
	Income before income taxes (FTE)	770	664	657	853	781

	Net income available to common shareholders	561	480	492	623	562
	Add: Intangible amortization, net of tax	7	8	8	8	8
	Tangible net income available to common shareholders (h)	568	488	500	631	570
	Tangible net income available to common shareholders (annualized) (i)	2,284	1,963	1,984	2,503	2,286

	Average Bancorp shareholders’ equity	18,707	18,727	17,201	17,305	18,344
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,918)	(4,918)	(4,919)	(4,919)	(4,919)
	Average intangible assets	(111)	(121)	(130)	(141)	(152)
	Average tangible common equity, including AOCI (j)	11,562	11,572	10,036	10,129	11,157
Less:	Average AOCI	5,278	4,938	6,244	5,835	4,480
	Average tangible common equity, excluding AOCI (k)	16,840	16,510	16,280	15,964	15,637

	Total Bancorp shareholders’ equity	19,226	19,018	19,172	16,544	17,809
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,918)	(4,918)	(4,919)	(4,919)	(4,919)
	Intangible assets	(107)	(115)	(125)	(136)	(146)
	Tangible common equity, including AOCI (l)	12,085	11,869	12,012	9,373	10,628
Less:	AOCI	4,901	4,888	4,487	6,839	5,166
	Tangible common equity, excluding AOCI (m)	16,986	16,757	16,499	16,212	15,794
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	19,102	18,873	18,615	18,328	17,910

	Total assets	213,262	214,506	214,574	212,967	207,276
Less:	Goodwill	(4,918)	(4,918)	(4,919)	(4,919)	(4,919)
	Intangible assets	(107)	(115)	(125)	(136)	(146)
	Tangible assets, including AOCI (o)	208,237	209,473	209,530	207,912	202,211
Less:	AOCI, before tax	6,204	6,187	5,680	8,657	6,539
	Tangible assets, excluding AOCI (p)	$214,441	$215,660	$215,210	$216,569	$208,750

	Common shares outstanding (q)	681	684	681	681	681

	Tangible equity (n) / (p)	8.91%	8.75%	8.65%	8.46%	8.58%
	Tangible common equity (excluding AOCI) (m) / (p)	7.92%	7.77%	7.67%	7.49%	7.57%
	Tangible common equity (including AOCI) (l) / (o)	5.80%	5.67%	5.73%	4.51%	5.26%
	Tangible book value per share (including AOCI) (l) / (q)	$17.75	$17.35	$17.64	$13.76	$15.61
	Tangible book value per share (excluding AOCI) (m) / (q)	$24.94	$24.50	$24.23	$23.81	$23.19

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	June	March	June
	2024	2024	2023
Net income (r)	$601	$520	$601
Net income (annualized) (s)	2,417	2,091	2,411

Adjustments (pre-tax items)
Valuation of Visa total return swap	23	17	30
Legal settlements and remediations	18	19	12
FDIC special assessment	6	33	—
Restructuring severance expense	—	—	12
Adjustments, after-tax (t)(a) (b)	37	55	43

Net interest income (FTE) (u)	1,393	1,390	1,463
Legal settlements and remediations	5	—	—
Adjusted net interest income (FTE) (v)	1,398	1,390	1,463
Adjusted net interest income (FTE) (annualized) (w)	5,623	5,591	5,868

Noninterest income (x)	695	710	726
Valuation of Visa total return swap	23	17	30
Legal settlements and remediations	2	—	—
Adjusted noninterest income (y)	720	727	756

Noninterest expense (z)	1,221	1,342	1,231
Legal settlements and remediations	(11)	(19)	(12)
FDIC special assessment	(6)	(33)	—
Restructuring severance expense	—	—	(12)
Adjusted noninterest expense (aa)	1,204	1,290	1,207

Adjusted net income (r) + (t)	638	575	644
Adjusted net income (annualized) (ab)	2,566	2,313	2,583

Adjusted tangible net income available to common shareholders (h) + (t)	605	543	613
Adjusted tangible net income available to common shareholders (annualized) (ac)	2,433	2,184	2,459

Average assets (ad)	$212,475	$213,203	$206,079

Return on average tangible common equity (i) / (j)	19.8%	17.0%	20.5%
Return on average tangible common equity excluding AOCI (i) / (k)	13.6%	11.9%	14.6%
Adjusted return on average tangible common equity, including AOCI (ac) / (j)	21.0%	18.9%	22.0%
Adjusted return on average tangible common equity, excluding AOCI (ac) / (k)	14.4%	13.2%	15.7%

Return on average assets (s) / (ad)	1.14%	0.98%	1.17%
Adjusted return on average assets (ab) / (ad)	1.21%	1.08%	1.25%
Efficiency ratio (FTE) (z) / [(u) + (x)]	58.5%	63.9%	56.2%
Adjusted efficiency ratio (aa) / [(v) + (y)]	56.8%	60.9%	54.4%
Net interest margin (FTE) (c) / (f)	2.88%	2.86%	3.10%
Adjusted net interest margin (FTE) (w) / (f)	2.89%	2.86%	3.10%
Total revenue (FTE) (u) + (x)	$2,088	$2,100	$2,189
Adjusted total revenue (FTE) (v) + (y)	$2,118	$2,117	$2,219
Pre-provision net revenue (PPNR) (u) + (x) - (z)	$867	$758	$958
Adjusted pre-provision net revenue (PPNR) (v) + (y) - (aa)	$914	$827	$1,012
Totals may not foot due to rounding.
(a) Assumes a 23% tax rate.
(b) A portion of the adjustments related to legal settlements and remediations are not tax-deductible.

Fifth Third Bancorp and Subsidiaries
Segment Presentation(b)
$ in millions
(unaudited)

For the three months ended June 30, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$660	$1,055	$54	$(376)	$1,393
(Provision for) benefit from credit losses	(137)	(70)	—	110	(97)
Net interest income after (provision for) benefit from credit losses	523	985	54	(266)	1,296
Noninterest income	323	272	98	2	695
Noninterest expense	(457)	(626)	(93)	(45)	(1,221)
Income (loss) before income taxes	389	631	59	(309)	770
Applicable income tax (expense) benefit(a)	(69)	(132)	(12)	44	(169)
Net income (loss)	$320	$499	$47	$(265)	$601

For the three months ended March 31, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$690	$1,125	$59	$(484)	$1,390
(Provision for) benefit from credit losses	(71)	(84)	—	61	(94)
Net interest income after (provision for) benefit from credit losses	619	1,041	59	(423)	1,296
Noninterest income	326	266	102	16	710
Noninterest expense	(501)	(639)	(103)	(99)	(1,342)
Income (loss) before income taxes	444	668	58	(506)	664
Applicable income tax (expense) benefit(a)	(75)	(141)	(12)	84	(144)
Net income (loss)	$369	$527	$46	$(422)	$520

For the three months ended December 31, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$812	$1,190	$66	$(645)	$1,423
(Provision for) benefit from credit losses	25	(81)	—	1	(55)
Net interest income after (provision for) benefit from credit losses	837	1,109	66	(644)	1,368
Noninterest income	332	284	91	37	744
Noninterest expense	(488)	(614)	(90)	(263)	(1,455)
Income (loss) before income taxes	681	779	67	(870)	657
Applicable income tax (expense) benefit(a)	(129)	(164)	(15)	181	(127)
Net income (loss)	$552	$615	$52	$(689)	$530

For the three months ended September 30, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$1,012	$1,390	$98	$(1,055)	$1,445
Provision for credit losses	—	(105)	(1)	(13)	(119)
Net interest income after provision for credit losses	1,012	1,285	97	(1,068)	1,326
Noninterest income	353	274	94	(6)	715
Noninterest expense	(478)	(624)	(90)	4	(1,188)
Income (loss) before income taxes	887	935	101	(1,070)	853
Applicable income tax (expense) benefit(a)	(169)	(196)	(22)	194	(193)
Net income (loss)	$718	$739	$79	$(876)	$660

For the three months ended June 30, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$1,025	$1,370	$95	$(1,027)	$1,463
(Provision for) benefit from for credit losses	9	(65)	—	(121)	(177)
Net interest income after (provision for) benefit from credit losses	1,034	1,305	95	(1,148)	1,286
Noninterest income	336	271	91	28	726
Noninterest expense	(486)	(632)	(93)	(20)	(1,231)
Income (loss) before income taxes	884	944	93	(1,140)	781
Applicable income tax (expense) benefit(a)	(173)	(198)	(20)	211	(180)
Net income (loss)	$711	$746	$73	$(929)	$601
(a) Includes taxable equivalent adjustments of $6 million for the three months ended June 30, 2024 and March 31, 2024, $7 million for the three months ended December 31, 2023 and September 30, 2023 and $6 million for the three months ended June 30, 2023.

(b) During the first quarter of 2024, the Bancorp eliminated certain revenue sharing agreements between Wealth and Asset Management and Consumer and Small Business Banking. Prior period results have been adjusted to reflect current presentation.